Exhibit 10.34

EMPLOYEE CASH SETTLED RESTRICTED STOCK UNIT AWARD AGREEMENT

The Shaw Group Inc.
2008 Omnibus Incentive Plan

This Employee Cash Settled Restricted Stock Unit (“RSU”) Award Agreement (the “Agreement”) dated as of [Insert Grant Date] 1 (the “Grant Date”) is entered into between The Shaw Group Inc. (the “Company”) and [Insert Recipient’s Name] (the “Recipient”) pursuant to The Shaw Group Inc. 2008 Omnibus Incentive Plan (as the same may hereafter be amended, supplemented or otherwise modified, the “Plan”).

THE PARTIES HERETO AGREE AS FOLLOWS:

1.             Incorporation of Plan Provisions.  The Award (as defined below) evidenced hereby is made under and pursuant to the Plan, a copy of which is available from the Company’s Secretary and incorporated herein by reference, and the Award is subject to all of the provisions thereof.  Capitalized terms used herein without definition shall have the same meanings given such terms in the Plan.  The Recipient represents and warrants that he or she has read the Plan and is fully familiar with all the terms and conditions of the Plan and agrees to be bound thereby.

2.             Award of RSUs.  In consideration of the services performed and to be performed by the Recipient, the Company hereby awards to the Recipient under the Plan a total of [Insert #] RSUs (the “Award”) subject to the terms and conditions set forth in this Agreement and the Plan.

3.             Vesting of RSUs.

(a)           The RSUs shall vest according to the following schedule (each date on which vesting occurs pursuant to this Section 3(a) or Sections 3(b) or (d) below shall be referenced herein as a “Vesting Date”):

Vesting Dates	Cumulative Percentage of RSUs Vested

[Insert 1st Vesting Date]	33%

[Insert 2nd Vesting Date]	66%

[Insert 3rd Vesting Date]	100%

(b)           Notwithstanding the above, occurrence of any of the following events shall cause the immediate vesting of RSUs:

(i)           the death of the Recipient; and
(ii)          the Disability of the Recipient.

1 The date on which the RSUs evidenced hereby were granted.

(c)           Except as otherwise set forth herein, the unvested portion of the Award shall be entirely forfeited by the Recipient in the event that prior to vesting the Recipient breaches any terms or conditions of the Plan, the Recipient resigns from the Company, the Recipient’s employment with the Company is terminated for reasons other than death or Disability, or any condition(s) imposed upon vesting are not met.
(d)           Notwithstanding Section 19.1(c) of the Plan, there shall not be an acceleration of vesting for the Award in connection with any Change of Control resulting from the July 30, 2012 Transaction Agreement between Chicago Bridge & Iron Company N.V. (“CB&I”), Crystal Acquisition Subsidiary, Inc. and the Company (the “Transaction Agreement”).  Instead, the Award shall be converted into an award with respect to shares of common stock of CB&I as provided in Section 2.3(e) of the Transaction Agreement, and such adjusted award shall be considered a Replacement Award under Section 19.2 of the Plan, and become vested in full if the Recipient’s employment is terminated by CB&I or any of its Subsidiaries other than for Cause during the two-year period beginning on the Closing Date (as defined in the Transaction Agreement).

4.             RSUs are Non-Transferable.  The RSUs awarded hereby may not be sold, assigned, transferred, pledged or otherwise disposed of, either voluntarily or involuntarily, prior to payment.

5.             Payment upon Vesting of RSUs.  Subject to the terms and conditions of the Plan, the Company shall, as soon as practicable following each Vesting Date make a cash payment to you equal to the Fair Market Value of a Share on the Vesting Date multiplied by the number of RSUs that became vested on the Vesting Date, or the last business date prior to the Vesting Date if the Vesting Date falls on a weekend or holiday.  Upon payment by the Company, the respective RSUs shall therewith be canceled.

6.             No Dividend or Voting Rights.  The Recipient acknowledges that he or she shall be entitled to no dividend or voting rights with respect to the RSUs.

7.             Withholding Taxes; Section 83(b) Election.

(a)           No cash will be payable upon the vesting of RSUs unless and until the Recipient satisfies any Federal, state or local withholding tax obligation required by law to be withheld in respect of the Award.  The Recipient acknowledges and agrees that to satisfy any such tax obligation the Company may deduct and retain from the cash payable upon vesting of RSUs such cash as is equal in value to the Company’s minimum statutory withholding obligations with respect to the income recognized by the Recipient upon such vesting (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such income).  The amount of cash to be deducted and retained shall be based on the closing price of a Share on the applicable Vesting Date, or the last business date prior to the Vesting Date if the Vesting Date falls on a weekend or holiday.

(b)          The Recipient acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to the Award.

8.             Miscellaneous.

(a)           No Representations or Warranties.  Neither the Company nor the Committee nor any of their representatives or agents has made any representations or warranties to the Recipient with respect to the income tax or other consequences of the transactions contemplated by this Agreement, and the Recipient is in no manner relying on the Company, the Committee or any of their representatives or agents for an assessment of such tax or other consequences.

(b)           Employment.  Nothing in this Agreement nor in the Plan nor in the making of the Award shall confer on the Recipient any right to or guarantee of continued employment with the Company or any of its subsidiaries or affiliated entities, or in any way limit the right of the Company or any of its subsidiaries or affiliated entities to terminate the employment of the Recipient at any time.

(c)           Necessary Acts.  The Recipient and the Company hereby agree to perform any further acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

(d)           Severability.  The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

(e)           Waiver.  The waiver by the Company of a breach of any provision of this Agreement by the Recipient shall not operate or be construed as a waiver of any subsequent breach by the Recipient.

(f)           Binding Effect; Applicable Law.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, as well as the Recipient and any heir, legatee, legal representative or other permitted assignee of the Recipient.  This Agreement shall be interpreted under, governed by, and construed in accordance with the laws of the State of Louisiana.

(g)           Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding.

(h)           Amendment.  This Agreement may be amended by written agreement of the Recipient and the Company, without the consent of any other person.

(i)            Conflicting Agreements.  Should this Agreement conflict with the terms of a written Employment Agreement entered into between the Recipient and the Company, the agreement containing the terms most favorable to the Recipient shall govern.  No oral promises will control over the terms of this Agreement.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement effective as of the date first above written.

COMPANY:

THE SHAW GROUP INC.

/ s /	Scott A. Trezise
Scott A. Trezise
Senior Vice President, Human Resources

RECIPIENT:

[Insert Recipient’s Name]

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